Exhibit 5.1
October 7, 2005
Board of Directors
Avalon Pharmaceuticals, Inc.
20358 Seneca Meadows Parkway
Germantown, Maryland 20876
     Ladies and Gentlemen:
     We are acting as counsel to Avalon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the registration of up to 1,535,861 shares of common stock, $0.01 par value (the “Shares”), including (i) 546,123 shares reserved for issuance pursuant to the Company’s Amended and Restated 1999 Stock Plan (the “1999 Plan”) and (ii) 989,738 shares reserved for issuance pursuant to the Company’s 2005 Omnibus Long-Term Incentive Plan (“2005 Plan”, and with 1999 Plan, the “Plans”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
     For purposes of this opinion letter, we have examined copies of the following documents:
1.	An executed copy of the Registration Statement.

2.	The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on September 29, 2005 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

3.	The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

4.	The Plans as adopted by the Board of Directors of the Company and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

5.	Certain resolutions of the Board of Directors of the Company and the Compensation Committee of the Board of Directors relating to among other things, approval of the Plans and option issuances, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

6.	Certain resolutions of the stockholders of the Company relating to among other things, approval of the Plans, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

7.	A certificate of the Chairman of the Board of the Company, dated September 23, 2005, as to certain facts relating to the Company.

8.	A certificate of the Secretary of the Company, dated the date hereof, as to certain facts relating to the Company.
     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.
     This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.
     Based upon, subject to and limited by the foregoing, we are of the opinion that when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plans (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), the Shares will be validly issued, fully paid, and nonassessable.
     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
     We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.

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